UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 27, 2007

China Bottles Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51724	87-1578749
(Commission File Number)	(IRS Employer Identification No.)

Huang Luahu Industrial Zone
Fogang County, Guangdong Province, PRC 511675

(Address of principal executive offices and zip code)

(86) 763-462077

 (Registrant’s telephone number including area code)

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Hutton Holdings Corporation (the “Company”) on August 31, 2007 (the “August Form 8-K”) regarding the acquisition by the Company, of 100% of the outstanding shares of China Valley Development Limited, a British Virgin Islands corporation (“China Valley”) from the shareholders of China Valley. China Valley owns 100% of the outstanding equity of Guozhu Holdings Limited, a Hong Kong company (“Guozhu”). Guozhu owns 100% of each of Fogang Guozhu Plastics Company Limited, Fogang Guozhu Blowing Equipment Company Limited and Guangdong Guozhu Precision Mold Company Limited (collectively, the “Guozhu Operating Companies”). This amendment provides the historical financial statements required under Item 9.01(a) and the pro forma financial information required under Item 9.01(b), which financial statements and information were not included in the August Form 8-K.

A more detailed description of the business acquired is set forth below:

General Description of Business

We are a company with expertise in production of beverage bottle which mainly is made of PET, a type of plastic with desirable characteristic for packaging including a clear and wide range of color and shape, toughness, good resistance to heat, moisture, dilute acid, and recyclable. We produce, market and sell a full range of beverage bottle production machineries including high speed injection molding machines, semi-automatic and high speed automatic plastics stretch blow molding machines, infrared ray perform heaters, label heat shrinkers and perform injection mold and blowing mold. We also provide bottle production service. We now are selling our machines using the brand name “Guo Zhu”.

Currently, we have 385 full-time staff. We operate one production plant in Qingyuan City, Guangdong Province, a sales office in Beijing and a R&D center in Guangzhou City, PRC. In 2006, approximately 80% of our sales is contributed from the Chinese market. In addition to China, we are exporting our machines to more than ten countries including Japan, Germany, United Kingdom, Hong Kong, Taiwan, Korea, Australia, Russia, Vietnam, Brazil and countries in Middle East. Our target customers are drink and beverage companies and pharmaceutical companies and their packaging services providers including China Huiyuan Juice Group Limited, Nestle, Danone, Coca-Cola, Harbin Pharmaceutical Group, Wahaha and Zhuhai Zhongfu.

Corporate Milestones

We are one of the leaders in the beverage packaging production industry in China. We began our operation in 1996. Certain of our milestones are illustrated in the table below:

Milestone	Date
Commenced the beverage bottle production business	1993
Commenced the injection molds and blowing molds production services	1995
Produced and marketed the first semi-automatic blowing machine	1998
Started to export injection and blowing molds to overseas market	2000
Qualified by Coca-Cola as PET bottle providers	2000
Started to export semi-automatic blowing machine to overseas market	2002
Qualified by Coca-Cola as molds suppliers	2004
Produced and marketed the first automatic blowing machine	2004
Started to export automatic blowing machine to overseas market	2005
Produced and marketed the first perform injection molding machine	2006

Description of Products and/or Services

Our business focus is PET bottle production in beverage production process. We provide three kinds of services and products for our customers:

•	We provide bottle production machineries so that our customer can produce bottles themselves;

•	We provide preform injection mold and blow molds for our customers’ bottle production machines; and

•	We provide complete bottles production services.

The table bellow illustrated the product lines and corresponding products we are producing and selling and their respective percentage of contribution to the turnover for the year of 2006.
Product lines	Plastic packaging machineries and supplementary machineries	Mold Production	Finished Bottles production
Products	Semi-automatic blowing machine	Multi-cavities Preform injection molds	PET bottles for carbonated soft drink, water and hot filled beverages such as juice and tea.
	Automatic blowing machines	Blowing molds	PP bottles for pills and IV injection
Injection molding machines
Preform Heater
Necking Crystallizer
Label Head Shrinker
Percentage of contribution to turnover (2006)	64.2%	27.7%	8.1%

Market Overview

Global Beverage Packaging Machinery Market

Beverage packaging is one of key application for packaging machines. In 2006, beverage packaging accounted for 20% of total global sales of packaging machinery, and ranked second after food packaging which accounted for 40%. The figure below shows the global market for packaging machinery by application in 2006:

(Source: KRONES)

In term of geographical classification of global market of packaging machinery for 2006, the Americas had the largest market share which was equivalent to 31.8% of the total market. China plus Japan and Europe occupied similar size of shares which were equal to 25.9% and 24.7% respectively. Asia-Pacific ranked the forth which owned a market share of 11.2%. Africa plus Middle East owned 3.5% and Russia with Central Asia owned the remaining 2.9%. A graphical representation showing the market share by region is shown below.

(Source: KRONES)

It is expected that the global market for beverage packaging machinery is growing at an annual rate of approximately 3%. The following figure illustrates the global market size from 2003 to 2008.

(Source: SPG Media)

Beverage Market and Packaging Trends

Packaged beverages are typically packed by four kinds of packaging material: carton, can, glass and PET. In 2003, these four kinds of packaging material accounts for 98% of 870 billion units, the total consumption that year. Glass is the most popular type of packing having 33% of the market and cans ranked second, occupying 27% of the market. However, from the research of marketers and players in the industry, PET is the most rapidly growing packaging material for beverages. It is expected that 41% of beverage sold in 2015 will be packaged in PET bottles which equals 565 billion units. Following table lists the forecasted annual growth rate of these four kinds of packaging material in the global beverage market.

	Carton	Can	Glass	PET
Growth Rate p.a.	4%	1%	0%	9%

PET outperforms other packaging material in popularity. Forecasted number of packaged beverage in different packaging material for the year 2003, 2007, 2011 and 2015 is shown in following figure.

(Source: PCI, Canadean, Mercer, GDA, Tetra, KRONES)

Government Regulation

In relation to the design, development, manufacture and sale of plastic injection moulding machines, China government and PRC laws do not require any special and/or additional approvals, permissions or any other qualifications required except for the relvant business license.

In certain provinces and cities, the provincial governments and the city government require beverage bottle manufacturers to acquire food hygiene permits before they can sell these bottles or use these bottles for food and drinks containing usage.

We carry on our business in an industry that is subject to PRC environmental protection laws and regulations. These laws and regulations require enterprises engaged in manufacturing and construction that may cause environmental waste to adopt effective measures to control and properly dispose of waste gases, waste water, industrial waste, dust and other environmental waste materials, as well as fee payments from producers discharging waste substances. Fines may be levied against producers causing pollution.

Business Strategy

We are in the leading position among the Chinese beverage packaging machinery companies. We are one of few Chinese companies that can produce high speed automatic bottle blowing machines. We are also the only Chinese company that can produce all machines and components of both high speed bottle production line and semi-auto bottle production lines including inject molding machine, injection and blowing molds, semi-automatic and high speed automatic blowing machines.

By leveraging our market leadership and the growth opportunity of the market, we have adopted the following strategies to grow our business:

Expanding production capacity

The current supply level of PET beverage bottle production machines cannot fully match the current demand. The growth rate of demand of PET bottles is 9% per annum. We believe the growth rate of the global demand of PET beverage bottles in China is higher than that of the global market. Our major growth strategy is to expand our production capacity to cope with the growth of the market so that we can preserve our position in the industry. We are focusing on gathering and acquiring resources available inside or outside of our company to execute this strategy. We are refining our production process so as to speed up our product delivery time in order to increase the efficiency of working capital. In June 2007, we secured a loan of US$1.07 million for working capital.

Enhancing production efficiency and speed

The competition in the packaged beverage market is very keen. The product development cycle of the beverage industry is getting shorter in order to act fast enough to match the competitors. There is pressure from the beverage industry for fast delivery of production lines including the packaging components and the faster a vendor can deliver the products, the more likely it will be that the vendor gains the business.

In addition, faster delivery of products can enhance the efficiency of working capital which is crucial for the expansion of production capacity.

Expanding overseas markets

While the Chinese market is very promising, the overseas market offers a better margin for our products. In addition, our business performance will be more stable if we can diversify our market in order to avoid any possible fluctuation in the Chinese economy and market condition. We are expanding our percentage of sales in overseas market so as to increase our market coverage and improve our profit margin.

Continuing product development

Beverage packaging is a fast growth industry. The market requires faster and more sophisticated machineries to cope with the development. Technology and production development is one of our key focuses of business strategy in order to sustain our growth and success. In 2007, we established a research and development center, with a prestige university in China, to enhance our product development efforts.

Marketing and Distribution

We market our products and update the market about our progress and any breakthroughs by participating in tradeshows and exhibitions relating to the beverage and bottle production industry. In 2006, we attended 6 tradeshows and exhibitions demonstrating the newest products. We also organize plant visits for prospective customers to demonstrate the solutions we can provide.

As we are well known in the beverage industry in China, beverage companies contact our sales team or senior management directly to seek solutions or products. Our sales team and the senior management participate and manage the entire sales process. For overseas markets, we mainly market through trading agents and export companies in China. In certain overseas markets, we also appoint local agents for order taking and after sales services.

Competition

We face different competitive environments for each of our three business lines.

Beverage bottle production machinery

Our beverage bottle production machineries cover both high-end and mid-end markets.

The high-end production line mainly covers the production line composed of high-speed bottle blowing machines and high speed preform injection molding machines. For the high-end market, we have about 10 competitors, which are mostly foreign companies. For this market, the price-performance ratio, throughput of product, reliability, product delivery time and services support are key factors for competition. Because of the high entry barrier in capital investment and technology expertise and the higher demand over the supply in the market, we believe the competition in this market is still relatively mild.

There are hundreds of companies supplying semi-automatic machinery in the mid-tier market. The competition in this market is keen. Players in this market mainly compete in price and reliability. As the result, only a few players with scale can be successful in this market.

Bottle production

This market has a large number of players with great variation in quality and scale of operation. Cost, technological expertise and ability of timely delivery are key factors in the competitive environment. We believe that we are a major player in this business because of our quality and reputation and our stable business relationships with large companies that are willing to pay a premium for quality.

Injection and Blowing Molds production

Key factors for competition in this market are technological expertise, timely delivery and durability of the product. The market is stratified and we are one of three authorized molds suppliers of the Coca-Cola Company. We believe that there are only a few players who can provide up to standard injection molds and blowing molds for mid to higher tier beverage and drinks companies.

Intellectual Property

We own three patents related to the designs of bottle blowing machines registered in China. All these patents will expire 10 years after the patent registered date. The table below summarizes these three patents:

Item	Patent Number	Registered Date
1	ZL 03 2 67574.7	July 16, 2003
2	ZL 03 2 67575.3	July 16, 2003
3	ZL 03 2 67576.3	July 16, 2003

We also have a trademark of our logo and the Chinese words “Guo Zhu” in China.

Real Property Owned and Leased

We own one production plant where we maintain our executive offices and rent two offices (a sales office and a R&D center). The following table summarizes real property we own or lease.

Item	Address	Leased/Owned
1	Huanghuahu Industrial Zone, Tangtang Town , Fogang County, Qingyuan City, Guangdong Province, PRC	We possess a land use right
2	Rm C580, C521, 5/F Wushan Technology Plaza, Wushan Road, Guangzhou, PRC	Leased
3	Rm 504, 249 Chashan Road, Guangzhou, PRC	Leased

The period of land use right of item 1 will expire in 2053 at which time the property will be acquired by the State under PRC laws. The leasing period of items 2 and 3 will expire in 2010 and 2009, respectively. All leasing agreements are with customary Chinese leasing conditions.

Legal Proceedings

We are not a party to any material legal proceedings.

Employees

Currently we have 385 employees.

Results of Operations - Year Ended December 31, 2006 as Compared to Year Ended December 31, 2005

The following table summarizes the results of our operations during the year ended December 31, 2006 and 2005, and provides information regarding the dollar and percentage increase or (decrease) from the year ended December 31, 2005 to the year ended December 31, 2006.

	Year ended December 31,
	2006	2005	Increase	% increase

Revenue	$26,098,660	$12,445,170	$13,653,490	110%
Cost of Goods Sold	18,649,269	9,039,350	9,609,919	106%
Gross Profit	7,449,391	3,405,820	4,043,571	119%
Sales and Marketing Expenses	1,008,354	640,742	367,612	57%
General and Administrative Expenses	562,468	520,122	42,346	8%
Total Operating Expenses	1,570,822	1,160,864	409,958	35%
Income from Operation	5,878,569	2,244,956	3,633,613	162%
Other Income (expense)	735,736	318,410	417,326	131%
Interest Income (expense)	(27,888)	(6,336)	21,552	340%
Income before Income Tax	6,586,417	2,557,030	4,029,387	158%
Provision for Taxes	2,072,331	852,033	1,220,298	143%
Net income	4,514,086	1,704,997	2,809,089	165%

Revenues

Sales revenue increased from $12,445,170 for the year of 2005 to $26,098,660 for the year of 2006, an increase of 13,653,490 or 110% to that of the year 2005.

The increase in revenue was mainly due to the increase in sale of automatic blowing machines which was accepted by the drink and beverage industry after two-year of marketing effort and the rollout of advanced 32-cavity and 48-cavity preform injection molds, which was mainly provided by foreign companies with much higher price tag. These two kinds of products are the growth driver of the Company for the year of 2006.

Cost of goods sold and gross profit

Cost of goods sold for the year ended December 31, 2006 was $18,649,269, an increase of $9,609,919 or 106% compared to $9,039,350 of the same period in 2005. The increase of cost of good sold for the year of 2006 as compared that of 2005 was a result of increase in sales.

Our gross profit increased $4,043,571, or 119%, to $7,449,391 for the year ended December 31, 2006 from $3,405,820 during the same period in 2005. Gross profit as a percentage of revenue was 29% for the year of 2006, an increase of 2% from 27% during the same period in 2005. Such increase was mainly contributed by the rollout of advanced 32-cavity and 48-cavity preform injection molds which has a higher gross margin compared with the blowing molds and less advanced preform injection molds.

Sales and marketing

Selling and marketing expenses, including distribution expenses increased from $645,742 in the year of 2005 to $1,008,354 in the year of 2006, or an increase of 367,612.

Consider only the subsidiary company China Valley Development Limited and its subsidiaries companies which consisted of the molding, blowing machines and plastic bottle production business, the selling and marketing expenses, including distribution expenses, increased from $612,781 in the year ended December 31, 2005 to $827,276 in the same period of 2006, representing a 35% increase. The details of its selling and marketing expenses for the year of 2006 were as follows:

	Year ended December 31,
	2006	2005
Staff cost	$39,502	$15,061
Supplies	41,734	12,294
Advertising, marketing and exhibition cost	467,436	365,747
Freight charges	19,062	19,873
Traveling	161,240	79,310
Sales related tax	70,602	32,932
Sundry expenses	27,700	87,564
Total	$827,276	$612,781

The increase in the selling and marketing expenses is primary due to the increase in advertising, marketing and exhibition cost and traveling cost because of the increase in sales activities and participation of more overseas exhibitions in the year of 2006. The selling and marketing expenses for the year of 2006 mainly consisted of advertising, marketing and exhibition cost and traveling expenses.

General and Administrative

General and administrative expenses increased from $520,122 in the year of 2005 to $562,468 in the year of 2006, or an increase of 42,346.

Consider only the subsidiary company China Valley Development Limited and its subsidiaries companies which consisted of the molding, blowing machines and plastic bottle production business, general and administrative expenses increased from $394,515 in the year of 2005 to $571,918 in the year of 2006, or a 45% increase. The details of its general and administrative expenses for the year of 2006 were as follows:

	Year ended December 31,
	2006	2005
Staff cost	$143,533	$91,234
Office and supplies	52,415	47,080
Traveling and entertainment	124,311	72,316
Transportation cost	48,240	16,502
Insurance	10,525	8,901
Depreciation and amortization	44,842	43,356
Repair and maintenance	9,739	13,153
Legal and professional fees	20,474	38,512
Tax fee	14,768	809
Sundry expenses	103,071	62,652
Total	$571,918	$394,515

The increase in general and administrative expenses in the year of 2006 compared to that of 2005 was primarily due to the expansion of operation which led to the increase in staff cost, traveling and entertainment and sundry expenses. The general and administrative expenses for the year of 2006 mainly consisted of staff cost, traveling and entertainment and sundry expenses.

Income before income tax and income taxes expenses

Income before income tax was $6,586,417 for the year of 2006 compared to $2,557,030 for the year of 2005, representation an increase of $4,029,387. The increase was mainly due to the increase in revenue.

Provision for taxation for the year of 2006 was $2,072,331, compared to $852,033 for the year ended December 31, 2005. The Company’s effective tax rate for the year of 2006 was 31.5%.

Net income

Net income for the year of 2006 was $4,514,086, representing an increase of $2,809,089 from the same period in 2005. The increase was mainly due to the increase in revenue and hence net income because of the increase in sale of automatic blowing machines and the rollout of advanced 32-cavity and 48-cavity perform injection molds. Net margin for the year of 2006 was 17.3%

Liquidity and Capital Resources

Cash

Our cash balance at December 31, 2006, was $497,078, representing an increase of $230,987, or 87%, compared with our cash balance of $266,091 at December 31, 2005. The increase was mainly attributable to net cash received from sales activities. The cash is mainly used for operating cash.

Working Capital

Our working capital decreased $3,078,395 to a deficit of $2,772,518 at December 31, 2006 as compared to net working capital of $305,877 at December 31, 2005, primarily due to a cash dividend payout.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Audited balance sheet of China Valley as of December 31, 2006, audited statement of operations of China Valley for the year ended December 31, 2006 and for the period from July 5, 2005 (date of inception) to December 31, 2005 and accompanying audited statements of cash flows and changes in stockholders’ equity of China Valley for the year ended December 31, 2006 and for the period from July 5, 2005 (date of inception) to December 31, 2006.

Unaudited balance sheets of China Valley as of June 30, 2007, unaudited statement of operations of China Valley for the six months ended June 30, 2007, for the period July 5, 2005 (date of inception) to June 30, 2007 and for the period July 5, 2005 (date of inception) to June 30, 2006 and accompanying unaudited statements of cash flows of China Valley for the six months ended June 30, 2007 and 2006.

Audited balance sheets of Fogang Guozhu Plastics Co. Limited, Fogang Guozhu Blowing Equipment Co. Limited, and Fogang Guozhu Precision Mold Co. Limited as of December 31, 2006 and 2005 and the related statements of income(operations), cash flows and changes in stockholders’ equity for the years then ended.

(b) Pro forma financial information.

Unaudited pro forma combined financial statements of the Company as follows:
•	Unaudited Pro-Forma Combined Consolidated Balance Sheet as of December 31, 2005
•	Unaudited Pro-Forma Combined Statement of Operations for the year ended December 31, 2005
•	Unaudited Pro-Forma Combined Consolidated Balance Sheet as of December 31, 2006
•	Unaudited Pro-Forma Combined Statement of Operations for the year ended December 31, 2006
•	Unaudited Combined Consolidated Balance Sheet as of June 30, 2007
•	Unaudited Pro-Forma Combined Statement of Operations for the period ended June 30, 2007
•	Unaudited Pro-Forma Combined Statement of Operations for the period ended June 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTON HOLDINGS CORPORATION

	By:	/s/ Chong Hui Zhao
Name: Chong Hui Zhao
Title: Chief Executive Officer
Dated: August 20, 2008

CHINA VALLEY DEVELOPMENT LIMITED

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

BALANCE SHEET AS OF DECEMBER 31, 2006	F-3

STATEMENT OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 2006 AND FOR PERIODS FROM JULY 5, 2005 TO DECEMBER 31, 2005 AND FROM JULY 5, 2005 TO DECEMBER 31, 2006	F-4

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY AS OF JULY 5, 2005, AS AT DECEMBER 31, 2005 AND AS AT DECEMBER 31, 2006	F-5

STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2006, AND FOR THE PERIODS FROM JULY 5, 2005 TO DECEMBER 31, 2005 AND FROM JULY 5, 2006 TO DECEMBER 31, 2006	F-6

NOTES TO FINANCIAL STATEMENTS	F-7

BALANCE SHEETS AS OF JUNE 30, 2007 AND DECMEBER 31, 2006	F-10

STATEMENTS OF OPERATIONS FOR SIX MONTHS ENDED JUNE 30, 2007, FROM JULY 5, 2005 TO JUNE 30, 2007 AND FROM JULY 5, 2005 TO DECEMBER 31, 2006	F-11

STATEMENTS OF CASH FLOWS FOR SIX MONTHS ENDED JUNE 30, 2007 AND JUNE 30, 2006	F-12

NOTES TO FINANCIAL STATEMENTS	F-13

Board of Directors
China Valley Development Limited
(A Development Stage Company)

Report of Independent Registered Public Accounting Firm

We have audited the accompanying balance sheet of China Valley Development Limited (A Development Stage Company) as of December 31, 2006 and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2006 and for the period July 5, 2005 (date of inception) to December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material aspects, the financial position of China Valley Development Limited as of December 31, 2006 and the results of its operations and cash flows for the year ended December 31, 2006 and for the period July 5, 2005 (date of inception) to December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ Madsen & Associates CPA’s, Inc.
Madsen & Associates CPA’s, Inc.
October 31, 2007
Salt Lake City, Utah

CHINA VALLEY DEVELOPMENT LIMITED

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

December 31, 2006
ASSETS
CURRENT ASSETS

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
CURRENT LIABILITIES
Other payables and accrued liabilities	$2,090
Total current liabilities	2,090
TOTAL LIABILITIES	2,090

STOCKHOLDERS' EQUITY
Common stock, $1 par value, 50,000 shares authorized, 50,000 shares issued and outstanding on December 31, 2006	50,000
Less: Stock Subscription Receivable	(50,000)
Deficit accumulated during development stage	(2,090)

TOTAL STOCKHOLDERS' EQUITY	(2,090)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$-

See accompanying notes to the consolidated financial statements

 CHINA VALLEY DEVELOPMENT LIMITED
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

	Year Ended December 31, 2006	From July 5, 2005 (date of inception) to December 31, 2005	From July 5, 2005 (date of inception) to December 31, 2006

Revenue	$-	$-	$-

Cost of goods sold	-	-	-

Gross profit	-	-	-

Expenses
General and administrative	872	1,218	2,090

Net loss	$(872)	$(1,218)	$(2,090)

See accompanying notes to the consolidated financial statements

CHINA VALLEY DEVELOPMENT LIMITED

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Shares	Common Stock	Stock Subscriptions Receivable	Deficit Accumulated During the Development Stage	Total

As of July 5, 2005, date of inception		$-	$-	$-	$-
Shares issued for subscription receivable	50,000	50,000	(50,000)	-	-
Net loss		-		(1,218)	(1,218)

As at December 31, 2005	50,000	50,000	(50,000)	(1,218)	(1,218)
Net loss		-		(872)	(872)

As at December 31, 2006	50,000	$50,000	$(50,000)	$(2,090)	$(2,090)

See accompanying notes to the consolidated financial statements

CHINA VALLEY DEVELOPMENT LIMITED
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	Year Ended	From inception (July 5, 2005) to December 31,
	2006	2005	2006
Cash flows from operating activities
Net loss for the year	$(872)	$(1,218)	$(2,090)
Adjustments to reconcile net loss to net
Cash (used in) provided by operating activities:

Other payables and accrued liabilities	872	1,218	2,090

Net cash flows from operating activities	-	-	-

Net increase in cash and cash equivalents	$-	$-	$-

Cash and cash equivalents - beginning of period		-	-

Cash and cash equivalents - end of period	$-	$-	$-

Non cash financing activities;

Stock issued for subscription receivable		$50,000	$50,000

See accompanying notes to the consolidated financial statements

CHINA VALLEY DEVELOPMENT LIMITED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

China Valley Development Limited (the “Company”) was incorporated on July 5, 2005 under the laws of British Virgin Islands. The Company had no significant business activities for the year ended December 31, 2006 and 2005 and is considered to be a development stage company.

On August 24, 2007, the Company acquired 100% ownership of Guozhu Holdings Limited, a Hong Kong registered company. Guozhu Holdings Limited owns 100% ownership of Fogang Guozhu Plastics Company Limited and Guangdong Guozhu Precision Mold Company Limited, both of which are registered in China. Also, through Excellent Fame Investments Limited, the Company’s wholly owned subsidiary registered in Hong Kong, the Company also owns 100% of Fogang Guozhu Blowing Equipment Company Limited, a Chinese registered company.

The principle operations of Guangdong Guozhu Precision Mold Company Limited are manufacture and sale of precision mold and PVC products while the principle operations of Fogang Guozhu Blowing Equipment Company are manufacture and sale of blowing equipment and plastic production machinery.

The principle operations of Fogang Guozhu Plastics Company Limited are plastic bottle and PVC products manufacturing.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)  Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

(b) Fair Value of Financial Instruments

The carrying amounts of the Company's cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items. Term debt secured by various properties have interest rates attached to the commensurate with the finance market at the time and management believes approximate fair values in the short as well as the long term. It is currently not practicable to estimate the fair value of the other debt obligations because these note agreements contain unique terms, conditions, covenants and restrictions which were negotiated at arm's length with the Company's lenders, and there is no readily determinable similar instrument on which to base an estimate of fair value. Accordingly, no computation or adjustment to fair value has been determined.

(c) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(d) Recent accounting pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

NOTE 3 - Common stock

The Company issued 50,000 shares in July of 2005 to founders of the Company in exchange for a stock subscription receivable. This stock subscription receivable is outstanding at December 31, 2006.

NOTE 4 - Foreign Currency Translation and Derivative Financial Instruments

The accompanying consolidated financial statements are presented in United States dollars (“US$”). The functional currency of the Company is Hong Kong Dollar (“HKD”). Capital accounts of the consolidated financial statements are translated into US$ from HKD at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year. The translation rates are as follows:

	2006	2005

Year end HKD : US$ exchange rate	7.8	7.8
Average yearly HKD : US$ exchange rate	7.8	7.8

NOTE 5 - Subsequent events

(a)
On August 24, 2007, the Company acquired 100% ownership of Guozhu Holdings Limited, a Hong Kong registered company. Guozhu Holdings Limited owns 100% ownership of Fogang Guozhu Plastics Company Limited and Guangdong Guozhu Precision Mold Company Limited, both of which are registered in China. Also, through Excellent Fame Investments Limited, the Company’s wholly owned subsidiary registered in Hong Kong, the Company also owns 100% of Fogang Guozhu Blowing Equipment Company Limited, a Chinese registered company.

The principle operations of Guangdong Guozhu Precision Mold Company Limited are manufacture and sale of precision mold and PVC products while the principle operations of Fogang Guozhu Blowing Equipment Company are manufacture and sale of blowing equipment and plastic production machinery.

The principle operations of Fogang Guozhu Plastics Company Limited are plastic bottle and PVC products manufacturing.

(b)
On August 26, 2007, the Company entered into an Agreement for Share Exchange with Hutton Holdings Corporation, a Nevada corporation and Cai Yingren and Wu Wen, the owners and shareholders of the Company.

NOTE 6 - Going Concern

The Company will need additional working capital for its future planned activity which raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining sufficient working capital to be successful in that effort. The management of the Company has developed a strategy, which it believes will accomplish this objective, through additional short term loans, and equity funding, which will enable the Company to operate for the coming year.

CHINA VALLEY DEVELOPMENT LIMITED

BALANCE SHEETS

	June 30, 2007	December 31, 2006

ASSETS
CURRENT ASSETS

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
CURRENT LIABILITIES
Other payables and accrued liabilities	$2,962	$2,090
Total current liabilities	2,962	2,090
TOTAL LIABILITIES	2,962	2,090

STOCKHOLDERS' EQUITY
Common stock, $1 par value, 50,000 shares authorized, 50,000 shares issued and outstanding on June 30, 2007 and December 31, 2006	50,000	50,000
Less: Stock Subscription Receivable	(50,000)	(50,000)
Accumulated deficit	(2,962)	(2,090)
TOTAL STOCKHOLDERS' EQUITY	(2,962)	(2,090)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$-	$-

See accompanying notes to the consolidated financial statements

CHINA VALLEY DEVELOPMENT LIMITED
STATEMENTS OF OPERATIONS

	Six months ended June 30, 2007	From July 5, 2005 (date of inception) to June 30, 2007	From July 5, 2005 (date of inception) to December 31, 2006

REVENUE	$-	$-	$-

COST OF GOODS SOLD	-	-	-

GROSS PROFIT	-	-	-

EXPENSES
General and administrative	872	2,962	2,090

NET LOSS	$(872)	$(2,962)	$(2,090)

See accompanying notes to the consolidated financial statements

CHINA VALLEY DEVELOPMENT LIMITED
STATEMENTS OF CASH FLOWS

	Six months ended, June 30
	2007	2006
Cash flows from operating activities
Net loss for the year	$(872)	$(872)
Adjustments to reconcile net loss to net
Cash (used in) provided by operating activities:
Other payables and accrued liabilities	872	872

Net cash flows from operating activities	-	-

Net increase in cash and cash equivalents	$-	$-

Cash and cash equivalents - beginning of period	-	-

Cash and cash equivalents - end of period	$-	-

See accompanying notes to the consolidated financial statements

CHINA VALLEY DEVELOPMENT LIMITED

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2007

NOTE 1 -BASIS OF PRESENTATION

The consolidated financial statements of China Valley Development Limited (the “Company”) have been prepared in accordance with generally accepted accounting principles for financial information and pursuant to the requirements for reporting on Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly they do not include all the information and footnotes required by accounting principles generally accepted in the United States of American for complete financial statements. However, such information reflects all adjustments (consisting of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the consolidated financial position and the consolidated results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full year. The consolidated balance sheet information as of June 30, 2007 was derived from the audited financial statements included in the Company’s audited accounts for the year ended December 31, 2006. These annual financial statements should be read in conjunction with that report.

The Company was incorporated on July 5, 2005 under the laws of British Virgin Islands. The Company had no business activities for the year ended December 31, 2005 and 2006 and as of June 30, 2007 and is considered to be a development stage company.

NOTE 2 -USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, approximates their fair value at June 30, 2007 and December 31, 2006 due to the relatively short-term nature of these instruments. Accordingly, no computation or adjustment to fair value has been determined.

NOTE 4 - FOREIGN CURRENCY TRANSLATION AND DERIVATIVE FINANCIAL INSTRUMENTS

The accompanying consolidated financial statements are presented in United States dollars (“US$”). The functional currency of the Company is Hong Kong Dollar (“HKD”). Capital accounts of the consolidated financial statements are translated into US$ from HKD at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year. The translation rates are as follows:

	June 30, 2007	December 31, 2006

Year end HKD : US$ exchange rate	7.800	7.800
Average yearly HKD : US$ exchange rate	7.800	7.800

NOTE 5 - SUBSEQUENT EVENTS

(c)
On August 24, 2007, the Company acquired 100% ownership of Guozhu Holdings Limited, a Hong Kong registered company. Guozhu Holdings Limited owns 100% ownership of Fogang Guozhu Plastics Company Limited and Guangdong Guozhu Precision Mold Company Limited, both of which are registered in China. Also, through Excellent Fame Investments Limited, the Company’s wholly owned subsidiary registered in Hong Kong, the Company also owns 100% of Fogang Guozhu Blowing Equipment Company Limited, a Chinese registered company.

The principle operations of Guangdong Guozhu Precision Mold Company Limited are manufacture and sale of precision mold and PVC products while the principle operations of Fogang Guozhu Blowing Equipment Company are manufacture and sale of blowing equipment and plastic production machinery.

The principle operations of Fogang Guozhu Plastics Company Limited are plastic bottle and PVC products manufacturing.

(d)
On August 26, 2007, the Company entered into an Agreement for Share Exchange with Hutton Holdings Corporation, a Nevada corporation and Cai Yingren and Wu Wen, the owners and shareholders of the Company.

NOTE 6 - GOING CONCERN

The Company will need additional working capital for its future planned activity which raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining sufficient working capital to be successful in that effort. The management of the Company has developed a strategy, which it believes will accomplish this objective, through additional short term loans, and equity funding, which will enable the Company to operate for the coming year.

FOGANG GUOZHU PLASTICS CO. LIMITED

Board of Directors
Fogang Guozhu Plastics Co. Limited

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We have audited the accompanying balance sheets of Fogang Guozhu Plastics Co. Limited as of December 31, 2006 and 2005 and the statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material aspects, the financial position of the Company as of December 31, 2006 and 2005 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Madsen & Associates CPA’s, Inc.
Madsen & Associates CPA’s, Inc.
August 6, 2008
Salt Lake City, Utah

FOGANG GUOZHU PLASTICS CO. LIMITED
BALANCE SHEETS

	December 31, 2006	December 31, 2005

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$26,529	$18,842
Accounts receivable, net of allowance for doubtful accounts	265,829	367,264
Inventories	457,328	875,506
Amounts due from related parties	-	24,783
Prepaid expenses and other receivables	702,403	1,324
Total current assets	1,452,089	1,287,719

PROPERTY, PLANT & EQUIPMENT, NET OF ACCUMULATED DEPRECIATION	1,050,154	964,601

LAND USE RIGHTS, NET OF ACCUMULATED AMORTIZATION	118,515	117,367

TOTAL ASSETS	$2,620,758	$2,369,687

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$180,324	$34,653
Accrued expenses and other payables	220,429	9,620
Amount due to a director	236,004	337,293
Amounts due to related parties	45,178	-
Customers deposits	270,389	629,922
Taxes payable/(recoverable)	81,391	(2,662)
Total current liabilities	1,033,715	1,008,826

TOTAL LIABILITIES	$1,033,715	$1,008,826

STOCKHOLDERS’ EQUITY
Capital	$354,195	$354,195
Additional paid in capital	904,955	904,955
Retained earnings	362,197	183,627
Other comprehensive income (loss)	(34,304)	(81,916)
TOTAL STOCKHOLDERS’ EQUITY	$1,587,043	$1,360,861

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,620,758	$2,369,687

See accompanying notes to the consolidated financial statements

FOGANG GUOZHU PLASTICS CO. LIMITED
STATEMENTS OF INCOME & COMPREHENSIVE INCOME

	For the Year Ended December 31,
	2006	2005

REVENUE	$1,916,222	$1,635,464

COST OF SALES	(1,664,156)	(1,395,420)

GROSS MARGIN	252,066	240,044

EXPENSES
General & administrative	160,236	106,737
Sales & distribution	106,520	277,541
TOTAL OPERATING EXPENSES	266,756	384,278

OPERATING LOSS	(14,690)	(144,234)

OTHER INCOME
Sales of scrap	7,416	36,157
Other income	267,694	102,395
Interest income	560	581

INCOME (LOSS) BEFORE TAXES	260,980	(5,101)

PROVISION FOR TAXATION	(82,410)	(1,810)

NET INCOME (LOSS)	$178,570	$(6,911)

OTHER COMPREHENSIVE INCOME

Gain on Foreign Exchange Translation	47,612	40,533

COMPREHENSIVE INCOME	$226,182	$33,622

See accompanying notes to the consolidated financial statements

FOGANG GUOZHU PLASTICS CO. LIMITED
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

				Accumulated
		Additional		Other
		Paid in	Retained	Comprehensive
	Capital	Capital	Earnings	Income/(Loss)	Total
BALANCE AT JANUARY 1, 2005	$354,195	$904,955	$473,033	$(122,449)	$1,609,734

Foreign currency translation gain	-	-	-	40,533	40,533

Dividends paid	-	-	(282,495)	-	(282,495)

Net loss	-	-	(6,911)	-	(6,911)

BALANCE AT DECEMBER 31, 2005	$354,195	$904,955	$183,627	$(81,916)	$1,360,861

Foreign currency translation gain	-	-	-	47,612	47,612

Net income	-	-	178,570	-	178,570

BALANCE AT DECEMBER 31, 2006	$354,195	$904,955	$362,197	$(34,304)	$1,587,043

See accompanying notes to the consolidated financial statements

FOGANG GUOZHU PLASTICS CO. LIMITED
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2006	2005

Cash Flows From Operating Activities:
Net income (loss)	$178,570	$(6,911)
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	92,283	96,131
Amortization of land use rights	2,581	2,515
Changes in operating assets and liabilities:
Decrease in accounts receivable	112,590	8,497
Decrease/(increase) in inventories	418,178	(526,228)
(Increase)/decrease in prepaid expenses and other receivable	(701,078)	188,187
Increase/(decrease) in accounts payable	145,671	(173,888)
(Decrease)/increase in customer deposits	(359,533)	369,986
Increase/(decrease) in accrued expenses and other payables	196,792	(74,266)
Increase/(decrease) in amounts due to related parties	69,961	(36,869)
(Decrease)/increase in amount due to a director	(101,290)	352,643
Increase/(decrease) in taxes payable	98,070	(21,593)
Net cash provided from operating activities	152,795	178,204

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(146,744)	(65,935)
Purchase of land use rights	-	-
Net cash used in investing activities	(146,744)	(65,935)

Cash Flows From Financing Activities:
Payment of dividend	-	(282,495)
Net cash used in financing activities	-	(282,495)

Net increase/(decrease) in cash	6,051	(170,226)

Effect of foreign exchange rate changes	1,636	27,043

Cash at Beginning of Period	18,842	162,025

Cash at the End of Period	$26,529	$18,842

See accompanying notes to the consolidated financial statements

FOGANG GUOZHU PLASTICS CO. LIMITED
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 and 2005

NOTE 1 - PRINCIPAL ACTIVITIES AND ORGANIZATION

Fogang Guozhu Plastics Co. Limited (“the Company”) is engaged in production of beverage bottle which mainly is made of PET, a type of plastic with desirable characteristic for packaging including clear and wide range of color and shape, tough, good resistance to heat, moisture, dilute acid, and recyclable.

The Company was incorporated under the laws of the People’s Republic of China (the “PRC”) on November 23, 1993. The Company was acquired by Guozhu Holdings Limited, a Hong Kong company, on August 16, 2007.

NOTE 2 - BASIS OF PRESENTATION

The financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Economic and Political Risk

The Company’s major operations are conducted in the PRC. Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of the PRC’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

(b)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts in the PRC.

(c)	Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. The Company did not provide an allowance for doubtful accounts for the years ended December 31, 2006 and 2005. No bad debts incurred for the years ended December 31, 2006 and 2005, respectively.

(d)	Inventories

Inventories consisting of raw materials, work-in-progress, and finished goods are stated at the lower of cost or net realizable value. Finished goods are comprised of direct materials, direct labor and a portion of overhead. Inventory costs are calculated using a weighted average method of accounting.

(e)	Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized. The cost and the related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.

(f)	Land Use Rights

According to the law of PRC, the government owns all the land in the PRC. Companies or individuals are authorized to possess and use the land only through land use rights granted by the PRC government for 50 years.

Land use rights represent the cost for purchasing the right to use the leasehold land for the production facilities of the Company. It is stated at cost less amortization. Land use rights are being amortized using the straight-line method over the lease term of 50 years.

Amortization expense was $2,581 and $2,515 for the years ended December 31, 2006 and 2005, respectively.

(g)	Depreciation and Amortization

The Company provides for depreciation of plant and equipment principally by use of the straight-line method for financial reporting purposes. Plant and equipment are depreciated to its residual value over the following estimated useful lives:

Building	20 years
Furniture and fixtures	5 years
Machinery and equipment	5 to 10 years
Motor vehicles	5 to 10 years

(h)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no impairments of long-lived assets for the years ended December 31, 2006 and 2005.

(i)	Income Tax

The Company has adopted the provisions of statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which incorporates the use of the asset and liability approach of accounting for income taxes. The Company allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

In accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate applicable is 33%. At times generally accepted accounting principles requires the Company to recognize certain income and expenses that do not conform to the timing and conditions allowed by the PRC. The Company incurred income tax expense of $82,410 and $1,810 for the years ended December 31, 2006 and 2005, respectively.

(j)	Fair Value of Financial Instruments

The carrying amounts of the Company's cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items. Term debt secured by various properties have interest rates attached to them commensurate with the finance market at the time and management believes approximate fair values in the short as well as the long term. It is currently not practicable to estimate the fair value of the other debt obligations because these note agreements contain unique terms, conditions, covenants and restrictions which were negotiated at arm's length with the Company's lenders, and there is no readily determinable similar instrument on which to base an estimate of fair value. Accordingly, no computation or adjustment to fair value has been determined.

(k)	Revenue Recognition

Revenue represents the invoiced value of goods sold recognized upon the shipment of goods to customers. Revenue is recognized when all of the following criteria are met:

a)	Persuasive evidence of an arrangement exists,

b)	Delivery has occurred or services have been rendered,

c)	The seller's price to the buyer is fixed or determinable, and

d)	Collectibility is reasonably assured.

(l)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(m)	Retirement Benefits

The country of PRC mandates companies to contribute funds into the national retirement system, which benefits qualified employees based on where they were born within the country. The Company pays the required payment of qualified employees of the Company as a payroll tax expense. Very few employees in the Company fall under the mandatory conditions requiring the Company to pay as a payroll tax expense into the retirement system of the PRC. The Company provides no other retirement benefits to its employees.

(n)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation gain, net of tax.

(o)	Foreign Currency Translation

The accompanying financial statements are presented in United States dollars (US$). The functional currency of the Company is the Renminbi (RMB). Capital accounts of the financial statements are translated into US$ from RMB and at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year. The translation rates are as follows:

	2006	2005

Year end RMB : US$ exchange rate	7.818	8.070
Average RMB : US$ exchange rate for the year	7.982	8.190

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(p)	Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

NOTE 4 - ACCOUNTS RECEIVABLE, NET OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

	2006	2005

Accounts receivable	$265,829	$367,264
Less: Allowance for doubtful accounts
	-	-
Accounts receivable, net	$265,829	$367,264

NOTE 5 - INVENTORIES

Inventories consisting of raw materials, work-in-progress and finished goods are stated at the lower of weighted average cost or market value. Inventories are beverage bottles and its raw material to manufacture the bottles.

Inventories as of December 31, 2006 and 2005 are summarized as follows:

	2006	2005

Raw materials	$348,051	$552,410
Work-in-progress	-	-
Finished goods	109,277	323,096

Total	$457,328	$875,506

NOTE 6 - PREPAID EXPENSES AND OTHER RECEIVABLES

Prepaid expenses consist of payments and deposits made by the Company to third parties in the normal course of business operations. These payments are made for the purchase of goods and services that are used by the Company for its current operations.

	2006	2005

Prepaid expenses	$646,692	$-
Other receivables	55,711	1,324

Total	$702,403	$1,324

The Company evaluates the amounts recorded as prepaid expenses and other receivables on a periodic basis and records a charge to the current operations of the Company when the related expense has been incurred or when the amounts reported as other receivables is no longer deemed to be collectible by the Company.

NOTE 7 - PROPERTY, PLANT AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION

Property, plant and equipment of the Company consist primarily of manufacturing facilities and equipment owned and operated by the Company. Property, plant and equipment as of December 31, 2006 and 2005 are summarized as follows:

	2006	2005

At cost:
Buildings	$211,208	$204,613
Machinery and equipment	937,969	857,255
Motor vehicles	77,191	52,476
Furniture & fixtures	42,066	33,790
Construction in progress	504,189	426,974
	1,772,623	1,575,108
Less: Accumulated depreciation
Buildings	$104,161	$91,739
Machinery and equipment	542,443	456,600
Motor vehicles	49,795	41,800
Furniture & fixtures	26,070	20,368
Construction in progress	-	-
	722,469	610,507

Property, plant and equipment, net	$1,050,154	$964,601

Depreciation expense for the years ended December 31, 2006 and 2005 was $92,283 and $96,131, respectively.

NOTE 8 - LAND USE RIGHTS, NET OF ACCUMULATED AMORTIZATION

Land use rights of the Company are being amortized using the straight-line method over the lease term of 50 years.

	2006	2005

At cost	$131,747	$127,633

Less: Accumulated amortization	13,232	10,266

Land use rights, net	$118,515	$117,367

Amortization expense for the years ended December 31, 2006 and 2005 was $2,581 and $2,515, respectively.

Amortization expense for the next 5 years end thereafter is as follows:

Year Ending December 31,
2006	$2,581
2007	2,581

2008	2,581
2009	2,581
2010	2,581
Thereafter	105,610
$118,515

NOTE 9 – CUSTOMER DEPOSITS, ACCRUED EXPENSES AND OTHER PAYABLES

Other payables consist of amounts owed by the Company to various entities that are incurred by the Company outside of the normal course of business operations and the VAT payable/(recoverable) by the Company. These liabilities do not carry any interest rate and are paid within 12 months. Customer deposits consist of advance payments made by customers for the purchase of products from the Company.

Customer deposits, accrued expenses and other payables as of December 31, 2006 and 2005 are summarized as follows:

	2006	2005

Customer deposits	$270,389	$629,922
Accrued expenses	3,610	21,896
Other payables	216,819	(12,276)

Total	$490,818	$639,542

NOTE 10 - INCOME TAX

(a) Enterprise Income Tax ("EIT")

In accordance with the relevant tax laws and regulations of the PRC, the statutory corporate income tax rate is 33% in PRC for the year of 2006 and 2005.

The Company’s tax expense differs from the “expected” tax expense as follows:

	2006	2005

Computed “expected” tax expense	$82,410	$1,810
Permanent expenses	-
Income tax expense	$82,410	$1,810

The provision for income tax for the years ended December 31, 2006 and 2005 are summarized as follows:

	2006	2005

Current	$82,410	$1,810
Deferred	-	-
Total income tax expenses	$82,410	$1,810

(b) Value Added Tax ("VAT")

VAT is levied at 17% on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority, but may offset this tax liability from the VAT for the taxes that it has paid on eligible purchases. The VAT payable have been accrued and reflected as other payables in the accompanying balance sheets.

NOTE 11 - RELATED PARTY TRANSACTIONS

Due to related parties represented net advances from/(to) Fogang Guozhu Blowing Equipment Co. Limited and Fogang Guozhu Precision Mold Co. Limited as of December 31, 2006 for the purposes of working capital. The amounts are unsecured, interest-free and have no repayment terms.

Due from related parties represented net advances from/(to) Fogang Guozhu Blowing Equipment Co. Limited and Fogang Guozhu Precision Mold Co. Limited as of December 31, 2005. The amounts are unsecured, interest-free and have no repayment terms.

Due to a director represented advances from Mr Wu Wen as of December 31, 2006 and 2005 for the purposes of working capital. The amount is unsecured, interest-free and repaid in 2007.

NOTE 12 - CAPITAL

The Company’s capital is $354,195 (RMB2,672,400).

FOGANG GUOZHU BLOWING EQUIPMENT CO. LIMITED

Board of Directors
Fogang Guozhu Blowing Equipment Co. Limited

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We have audited the accompanying balance sheets of Fogang Guozhu Blowing Equipment Co. Limited as of December 31, 2006 and 2005 and the statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material aspects, the financial position of the Company as of December 31, 2006 and 2005 and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Madsen & Associates CPA’s, Inc.
Madsen & Associates CPA’s, Inc.
August 6, 2008
Salt Lake City, Utah

FOGANG GUOZHU BLOWING EQUIPMENT CO. LIMITED
BALANCE SHEETS

	December 31, 2006	December 31, 2005

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$312,118	$92,553
Accounts receivable, net of allowance for doubtful accounts	1,001,881	301,155
Inventories	2,680,409	1,566,651
Prepaid expenses and other receivables	448,665	155,766
Total current assets	4,443,073	2,116,125

PROPERTY, PLANT & EQUIPMENT, NET OF ACCUMULATED DEPRECIATION	374,826	350,027
TOTAL ASSETS	$4,817,899	$2,466,152

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$631,601	$288,200
Accrued expenses and other payables	3,645,434	410,011
Amount due to a director	459,968	224,201
Amounts due to related parties	344,948	24,783
Customers deposits	1,167,205	232,175
Notes payable – short term	102,328	-
Taxes payable	1,040,246	859,790
Total current liabilities	7,391,730	2,039,160

TOTAL LIABILITIES	$7,391,730	$2,039,160

STOCKHOLDERS’ EQUITY
Capital	$265,076	$265,076
Additional paid in capital	-	-
(Accumulated deficit)/retained earnings	(2,873,359)	179,162
Other comprehensive income/(loss)	34,452	(17,246)
TOTAL STOCKHOLDERS’ EQUITY	$(2,573,831)	$426,992

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,817,899	$2,466,152

See accompanying notes to the consolidated financial statements

FOGANG GUOZHU BLOWING EQUIPMENT CO. LIMITED
STATEMENTS OF INCOME & COMPREHENSIVE INCOME

	For the Year Ended December 31,
	2006	2005

REVENUE	$16,318,728	$8,628,420

COST OF SALES	(12,164,359)	(6,032,799)

GROSS MARGIN	4,154,369	2,595,621

EXPENSES
General & administrative	221,149	80,550
Sales & distribution	497,368	121,699
TOTAL OPERATING EXPENSES	718,517	202,249

OPERATING INCOME	3,435,852	2,393,372

OTHER INCOME (EXPENSES)
Sales of scrap and parts	368,283	208,638
Other income (expense)	(1,937)	(27,417)
Interest income	5,182	1,838
Interest expense	(15,909)	-

INCOME BEFORE TAXES	3,791,471	2,576,431

PROVISION FOR TAXATION	(1,983,211)	(850,223)

NET INCOME	$1,808,260	$1,726,208

OTHER COMPREHENSIVE INCOME

Gain/(Loss) on Foreign Exchange Translation	51,698	(17,246)

COMPREHENSIVE INCOME	$1,859,958	$1,708,962

See accompanying notes to the consolidated financial statements

FOGANG GUOZHU BLOWING EQUIPMENT CO. LIMITED
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

			Retained	Accumulated
		Additional	Earnings/	Other
		Paid in	(Accumulated	Comprehensive
	Capital	Capital	Deficit)	Income/(Loss)	Total
Capital contribution	$265,076	$-	$-	$-	$265,076

Foreign currency translation loss	-		-	(17,246)	(17,246)

Dividends paid	-		(1,547,046)	-	(1,547,046)

Net income	-		1,726,208	-	1,726,208

BALANCE AT DECEMBER 31, 2005	$265,076	$-	$179,162	$(17,246)	$426,992

Foreign currency translation gain	-	-	-	51,698	51,698

Dividends paid	-		(4,860,781)	-	(4,860,781)

Net income	-	-	1,808,260	-	1,808,260

BALANCE AT DECEMBER 31, 2006	$265,076	$-	$(2,873,359)	$34,452	$(2,573,831)

See accompanying notes to the consolidated financial statements

FOGANG GUOZHU BLOWING EQUIPMENT CO. LIMITED
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2006	2005

Cash Flows From Operating Activities:
Net income	$1,808,260	$1,726,208
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	41,894	12,361
Changes in operating assets and liabilities:
Increase in accounts receivable	(700,726)	(301,155)
Increase in inventories	(1,113,758)	(1,566,651)
Increase in prepaid expenses and other receivable	(292,899)	(155,766)
Increase in accounts payable	343,401	288,200
Increase in customers deposits	935,030	232,175
Increase in accrued expenses and other payables	3,507,906	137,528
Increase in amounts due to related parties	320,165	24,783
Increase in amount due to a director	235,767	224,201
Increase in notes payable	102,328	-
(Decrease)/increase in taxes payable	(92,027)	1,132,273
Net cash provided from operating activities	5,095,341	1,754,157

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(56,288)	(362,572)
Net cash used in investing activities	(56,288)	(362,572)

Cash Flows From Financing Activities:
Capital contribution	-	265,076
Payment of dividends	(4,860,781)	(1,547,046)
Net cash used in financing activities	(4,860,781)	(1,281,970)

Net increase in cash	178,272	109,615

Effect of foreign exchange rate changes	41,293	(17,062)

Cash at Beginning of Period	92,553	-

Cash at the End of Period	$312,118	$92,553

See accompanying notes to the consolidated financial statements

FOGANG GUOZHU BLOWING EQUIPMENT CO. LIMITED
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 and 2005

NOTE 1 - PRINCIPAL ACTIVITIES AND ORGANIZATION

Fogang Guozhu Blowing Equipment Co. Limited (“the Company”) produces, markets and sells full range of beverage bottle production machineries including high speed injection molding machines, semi-automatic and high speed automatic plastics stretch blow molding machines, infrared ray preform heater and label heat shrinker.

The Company was incorporated under the laws of the People’s Republic of China (the “PRC”) on April 1, 2005. The Company was acquired by Excellent Fame Investments Limited, a Hong Kong company, on August 16, 2007.

NOTE 2 - BASIS OF PRESENTATION

The financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Economic and Political Risk

The Company’s major operations are conducted in the PRC. Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of the PRC’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

(b)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts in the PRC.

(c)	Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. The Company did not provide an allowance for doubtful accounts for the year/period ended December 31, 2006 and 2005, respectively. No bad debts incurred for the year/period ended December 31, 2006 and 2005, respectively.

(d)	Inventories

Inventories consisting of raw materials, work-in-progress, and finished goods are stated at the lower of cost or net realizable value. Finished goods are comprised of direct materials, direct labor and a portion of overhead. Inventory costs are calculated using a weighted average method of accounting.

(e)	Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized. The cost and the related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.

(f)	Depreciation and Amortization

The Company provides for depreciation of plant and equipment principally by use of the straight-line method for financial reporting purposes. Plant and equipment are depreciated to its residual value over the following estimated useful lives:

Furniture and fixtures	5 years
Machinery and equipment	5 to 10 years
Motor vehicles	5 to 10 years

(g)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no impairments of long-lived assets for the year/period ended December 31, 2006 and 2005.

(h)	Income Tax

The Company has adopted the provisions of statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which incorporates the use of the asset and liability approach of accounting for income taxes. The Company allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

In accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate applicable is 33%. At times generally accepted accounting principles requires the Company to recognize certain income and expenses that do not conform to the timing and conditions allowed by the PRC. The Company incurred income tax expense of $1,983,211 and $850,223 for the year/period ended December 31, 2006 and 2005, respectively.

(i)	Fair Value of Financial Instruments

The carrying amounts of the Company's cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items. Term debt secured by various properties have interest rates attached to them commensurate with the finance market at the time and management believes approximate fair values in the short as well as the long term. It is currently not practicable to estimate the fair value of the other debt obligations because these note agreements contain unique terms, conditions, covenants and restrictions which were negotiated at arm's length with the Company's lenders, and there is no readily determinable similar instrument on which to base an estimate of fair value. Accordingly, no computation or adjustment to fair value has been determined.

(j)	Revenue Recognition

Revenue represents the invoiced value of goods sold recognized upon the shipment of goods to customers. Revenue is recognized when all of the following criteria are met:

a)	Persuasive evidence of an arrangement exists,

b)	Delivery has occurred or services have been rendered,

c)	The seller's price to the buyer is fixed or determinable, and

d)	Collectibility is reasonably assured.

(k)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(l)	Retirement Benefits

The country of PRC mandates companies to contribute funds into the national retirement system, which benefits qualified employees based on where they were born within the country. The Company pays the required payment of qualified employees of the Company as a payroll tax expense. Very few employees in the Company fall under the mandatory conditions requiring the Company to pay as a payroll tax expense into the retirement system of the PRC. The Company provides no other retirement benefits to its employees.

(m)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation gain, net of tax.

(n)	Foreign Currency Translation

The accompanying financial statements are presented in United States dollars (US$). The functional currency of the Company is the Renminbi (RMB). Capital accounts of the financial statements are translated into US$ from RMB and at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year. The translation rates are as follows:
	2006	2005

Year end RMB : US$ exchange rate	7.818	8.070
Average RMB : US$ exchange rate for the year	7.982	8.190

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(o)	Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

NOTE 4 - ACCOUNTS RECEIVABLE, NET OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

	2006	2005

Accounts receivable	$1,001,881	$301,155
Less: Allowance for doubtful accounts	-	-
Accounts receivable, net	$1,001,881	$301,155

NOTE 5 - INVENTORIES

Inventories consisting of raw materials, work-in-progress and finished goods are stated at the lower of weighted average cost or market value. Inventories are beverage bottle production machineries and the raw material to manufacture the machineries.

Inventories as of December 31, 2006 and 2005 are summarized as follows:

	2006	2005

Raw materials	$2,041,165	$1,336,389
Work-in-progress	-	-
Finished goods	639,244	230,262
Total	$2,680,409	$1,566,651

NOTE 6 - PREPAID EXPENSES AND OTHER RECEIVABLES

Prepaid expenses consist of payments and deposits made by the Company to third parties in the normal course of business operations. These payments are made for the purchase of goods and services that are used by the Company for its current operations.

	2006	2005

Prepaid expenses	$407,489	$108,172
Other receivables	41,176	47,594
Total	$448,665	$155,766

The Company evaluates the amounts recorded as prepaid expenses and other receivables on a periodic basis and records a charge to the current operations of the Company when the related expense has been incurred or when the amounts reported as other receivables is no longer deemed to be collectible by the Company.

NOTE 7 - PROPERTY, PLANT AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION

Property, plant and equipment of the Company consist primarily of manufacturing facilities and equipment owned and operated by the Company. Property, plant and equipment as of December 31, 2006 and 2005 are summarized as follows:

	2006	2005

At cost:
Machinery and equipment	$367,271	$319,888
Motor vehicles	40,266	39,009
Furniture & fixtures	23,010	3,675
	430,547	362,572
Less: Accumulated depreciation
Machinery and equipment	$49,207	$12,328
Motor vehicles	3,623	-
Furniture & fixtures	2,891	217
	55,721	12,545
Property, plant and equipment, net	$374,826	$350,027

Depreciation expense for the years ended December 31, 2006 and 2005 was $41,894 and $12,361, respectively.

NOTE 8 – CUSTOMER DEPOSITS, ACCRUED EXPENSES AND OTHER PAYABLES

Other payables consist of amounts owed by the Company to various entities that are incurred by the Company outside of the normal course of business operations and the VAT payable by the Company. These liabilities do not carry any interest rate and are paid within 12 months. Customer deposits consist of advance payments made by customers for the purchase of products from the Company.

Customer deposits, accrued expenses and other payables as of December 31, 2006 and 2005 are summarized as follows:

	2006	2005

Customer deposits	$1,167,205	$232,175
Accrued expenses	31,453	14,957
Other payables	3,613,981	395,054
Total	$4,812,639	$642,186

NOTE 9 - INCOME TAX

(a) Enterprise Income Tax ("EIT")

In accordance with the relevant tax laws and regulations of the PRC, the statutory corporate income tax rate is 33% in PRC for the year of 2006 and 2005.

The Company’s tax expense differs from the “expected” tax expense as follows:

	2006	2005

Computed “expected” tax expense	$1,983,211	$850,223
Permanent expenses	-	-
Income tax expense	$1,983,211	$850,223

The provision for income tax for the year/period ended December 31, 2006 and 2005 are summarized as follows:

	2006	2005

Current	$1,983,211	$850,223
Deferred	-	-
Total income tax expenses	$1,983,211	$850,223

(b) Value Added Tax ("VAT")

VAT is levied at 17% on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority, but may offset this tax liability from the VAT for the taxes that it has paid on eligible purchases. The VAT payable have been accrued and reflected as other payables in the accompanying balance sheets.

NOTE 10 - RELATED PARTY TRANSACTIONS

Due to related parties represented net advances from/(to) Fogang Guozhu Plastics Co. Limited and Fogang Guozhu Precision Mold Co. Limited as of December 31, 2006 and 2005 for the purposes of working capital. The amounts are unsecured, interest-free and have no fixed repayment terms.

Due to a director represented advances from Mr. Wu Wen as of December 31, 2006 and 2005 for the purposes of working capital. The amount is unsecured, interest-free and repaid in 2007.

NOTE 11 - CAPITAL

The Company’s capital is $265,076 (RMB2,000,000).

FOGANG GUOZHU PRECISION MOLD CO. LIMITED

Board of Directors
Fogang Guozhu Precision Mold Co. Limited

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We have audited the accompanying balance sheets of Fogang Guozhu Precision Mold Co. Limited as of December 31, 2006 and 2005 and the statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). Those standards require that we plan and perform the audits to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material aspects, the financial position of the Company as of December 31, 2006 and 2005 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Madsen & Associates CPA’s, Inc.
Madsen & Associates CPA’s, Inc.
August 6, 2008
Salt Lake City, Utah

FOGANG GUOZHU PRECISION MOLD CO. LIMITED
BALANCE SHEETS

	December 31, 2006	December 31, 2005

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$145,190	$149,595
Accounts receivable, net of allowance for doubtful accounts	1,059,982	208,159
Inventories	1,441,369	491,794
Amounts due from related parties	390,126	-
Amount due from a director	22,694	-
Prepaid expenses and other receivables	188,159	780,212
Total current assets	3,247,520	1,629,760

PROPERTY, PLANT & EQUIPMENT, NET OF ACCUMULATED DEPRECIATION	1,380,193	1,215,154

TOTAL ASSETS	$4,627,713	$2,844,914

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$680,586	$95,029
Accrued expenses and other payables	1,736,444	513,059
Amount due to a director	-	169,764
Customers deposits	672,018	888,637
Short term bank loans	383,730	-
Taxes recoverable	(4,679)	(1,481)
Total current liabilities	3,468,099	1,665,008

TOTAL LIABILITIES	$3,468,099	$1,665,008

STOCKHOLDERS’ EQUITY
Capital	$1,234,000	$1,234,000
Additional paid in capital	-	-
Accumulated deficit	(189,277)	(77,749)
Other comprehensive income	114,891	23,655
TOTAL STOCKHOLDERS’ EQUITY	1,159,614	$1,179,906

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,627,713	$2,844,914

See accompanying notes to the consolidated financial statements

FOGANG GUOZHU PRECISION MOLD CO. LIMITED
STATEMENTS OF INCOME & COMPREHENSIVE INCOME

	For the Year Ended December 31,
	2006	2005

REVENUE	$7,552,671	$1,839,512

COST OF SALES	(4,672,302)	(1,421,601)

GROSS MARGIN	2,880,369	417,911

EXPENSES
General & administrative	190,533	207,228
Sales & distribution	223,388	213,541
TOTAL OPERATING EXPENSES	413,921	420,769

OPERATING INCOME (LOSS)	2,466,448	(2,858)

OTHER INCOME
Sales of scrap	9,321	-
Other income (expenses)	66,713	(4,317)
Interest income	12,504	535
Interest expense	(12,068)	(6,053)

INCOME (LOSS) BEFORE TAXES	2,542,918	(12,693)

PROVISION FOR TAXATION	(6,710)	-

NET INCOME (LOSS)	$2,536,208	$(12,693)

OTHER COMPREHENSIVE INCOME

Gain on Foreign Exchange Translation	91,236	29,221

COMPREHENSIVE INCOME	$2,627,444	$16,528

See accompanying notes to the consolidated financial statements

FOGANG GUOZHU PRECISION MOLD CO. LIMITED
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

				Accumulated
		Additional		Other
		Paid in	Accumulated	Comprehensive
	Capital	Capital	Deficits	Income	Total
BALANCE AT JANUARY 1, 2005	$1,234,000	$-	$(65,056)	$(5,566)	$1,163,378

Foreign currency translation gain	-	-	-	29,221	29,221

Net income	-	-	(12,693)	-	(12,693)

BALANCE AT DECEMBER 31, 2005	$1,234,000	$-	$(77,749)	$23,655	$1,179,906

Foreign currency translation gain	-	-	-	91,236	91,236

Dividends paid	-	-	(2,647,736)	-	(2,647,736)

Net income	-	-	2,536,208	-	2,536,208

BALANCE AT DECEMBER 31, 2006	$1,234,000	$-	$(189,277)	$114,891	$1,159,614

See accompanying notes to the consolidated financial statements

FOGANG GUOZHU PRECISION MOLD CO. LIMITED
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2006	2005

Cash Flows From Operating Activities:
Net income (loss)	$2,536,208	$(12,693)
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	166,840	137,146
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	(851,823)	101,563
Increase in inventories	(949,575)	(193,801)
Decrease/(increase) in prepaid expenses and other receivable	604,445	(506,008)
(Increase)/decrease in amounts due from related parties	(390,126)	12,086
Increase in amount due from a director	(204,850)	-
Increase in amount due to a director	-	169,765
Increase/(decrease) in accounts payable	585,557	(774,049)
(Increase)/decrease in customer deposits	(216,619)	664,775
Increase in accrued expenses and other payables	1,703,937	9,493
Decrease in taxes payable	(485,017)	(10,925)
Net cash provided from (used in) operating activities	2,498,977	(402,648)

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(296,211)	(165,594)
Net cash used in investing activities	(296,211)	(165,594)

Cash Flows From Financing Activities:
Proceeds from bank loans	383,730	-
Dividends paid	(2,647,736)	-
Net cash provided from financing activities	(2,264,006)	-

Net decrease in cash	(61,240)	(568,242)

Effect of foreign exchange rate changes	56,835	1,950

Cash at Beginning of Period	149,595	715,887

Cash at the End of Period	$145,190	$149,595

See accompanying notes to the consolidated financial statements

FOGANG GUOZHU PRECISION MOLD CO. LIMITED
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 and 2005

NOTE 1 - PRINCIPAL ACTIVITIES AND ORGANIZATION

Fogang Guozhu Precision Mold Co. Limited (“the Company”) is engaged in production of preform injection mold and blowing mold.

The Company was incorporated under the laws of the People’s Republic of China (the “PRC”) on December 6, 2001. The Company was acquired by Guozhu Holdings Limited, a Hong Kong company, on August 16, 2007.

NOTE 2 - BASIS OF PRESENTATION

The financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Economic and Political Risk

The Company’s major operations are conducted in the PRC. Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of the PRC’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

(b)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts in the PRC.

(c)	Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. The Company did not provide an allowance for doubtful accounts for the years ended December 31, 2006 and 2005, respectively. No bad debts incurred for the years ended December 31, 2006 and 2005, respectively.

(d)	Inventories

Inventories consisting of raw materials, work-in-progress, and finished goods are stated at the lower of cost or net realizable value. Finished goods are comprised of direct materials, direct labor and a portion of overhead. Inventory costs are calculated using a weighted average method of accounting.

(e)	Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized. The cost and the related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.

(f)	Depreciation and Amortization

The Company provides for depreciation of plant and equipment principally by use of the straight-line method for financial reporting purposes. Plant and equipment are depreciated to its residual value over the following estimated useful lives:

Furniture and fixtures	5 years
Machinery and equipment	5 to 10 years
Motor vehicles	5 to 10 years

(g)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no impairments of long-lived assets for the years ended December 31, 2006 and 2005.

(h)	Income Tax

The Company has adopted the provisions of statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which incorporates the use of the asset and liability approach of accounting for income taxes. The Company allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

In accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate applicable is 33%. At times generally accepted accounting principles requires the Company to recognize certain income and expenses that do not conform to the timing and conditions allowed by the PRC. The Company incurred income tax expense of $6,710 and $0 for the years ended December 31, 2006 and 2005, respectively.

(i)	Fair Value of Financial Instruments

The carrying amounts of the Company's cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items. Term debt secured by various properties have interest rates attached to them commensurate with the finance market at the time and management believes approximate fair values in the short as well as the long term. It is currently not practicable to estimate the fair value of the other debt obligations because these note agreements contain unique terms, conditions, covenants and restrictions which were negotiated at arm's length with the Company's lenders, and there is no readily determinable similar instrument on which to base an estimate of fair value. Accordingly, no computation or adjustment to fair value has been determined.

(j)	Revenue Recognition

Revenue represents the invoiced value of goods sold recognized upon the shipment of goods to customers. Revenue is recognized when all of the following criteria are met:

a)	Persuasive evidence of an arrangement exists,

b)	Delivery has occurred or services have been rendered,

c)	The seller's price to the buyer is fixed or determinable, and

d)	Collectibility is reasonably assured.

(k)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(l)	Retirement Benefits

The country of PRC mandates companies to contribute funds into the national retirement system, which benefits qualified employees based on where they were born within the country. The Company pays the required payment of qualified employees of the Company as a payroll tax expense. Very few employees in the Company fall under the mandatory conditions requiring the Company to pay as a payroll tax expense into the retirement system of the PRC. The Company provides no other retirement benefits to its employees.

(m)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation gain, net of tax.

(n)	Foreign Currency Translation

The accompanying financial statements are presented in United States dollars (US$). The functional currency of the Company is the Renminbi (RMB). Capital accounts of the financial statements are translated into US$ from RMB and at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year. The translation rates are as follows:

	2006	2005

Year end RMB : US$ exchange rate	7.818	8.070
Average RMB : US$ exchange rate for the year	7.982	8.190

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(o)	Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

NOTE 4 - ACCOUNTS RECEIVABLE, NET OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

	2006	2005

Accounts receivable	$1,059,982	$208,159
Less: Allowance for doubtful accounts	-	-
Accounts receivable, net	$1,059,982	$208,159

NOTE 5 - INVENTORIES

Inventories consisting of raw materials, work-in-progress and finished goods are stated at the lower of weighted average cost or market value. Inventories are preform injection mold and blowing mold and the raw material to manufacture the molds.

Inventories as of December 31, 2006 and 2005 are summarized as follows:

	2006	2005

Raw materials	$566,650	$152,568
Work-in-progress	457,731	67,584
Finished goods	416,988	271,642
Total	$1,441,369	$491,794

NOTE 6 - PREPAID EXPENSES AND OTHER RECEIVABLES

Prepaid expenses consist of payments and deposits made by the Company to third parties in the normal course of business operations. These payments are made for the purchase of goods and services that are used by the Company for its current operations.

	2006	2005

Prepaid expenses	$181,764	$96,693
Other receivables	6,395	683,519
Total	$188,159	$780,212

The Company evaluates the amounts recorded as prepaid expenses and other receivables on a periodic basis and records a charge to the current operations of the Company when the related expense has been incurred or when the amounts reported as other receivables is no longer deemed to be collectible by the Company.

NOTE 7 - PROPERTY, PLANT AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION

Property, plant and equipment of the Company consist primarily of manufacturing facilities and equipment owned and operated by the Company. Property, plant and equipment as of December 31, 2006 and 2005 are summarized as follows:

	2006	2005

At cost:
Machinery and equipment	$1,704,905	$1,413,199
Motor vehicles	123,087	119,244
Furniture & fixtures	35,436	23,042
Construction in progress	102,539	62,130
	1,965,967	1,617,615
Less: Accumulated depreciation
Machinery and equipment	$515,419	$360,371
Motor vehicles	55,289	32,099
Furniture & fixtures	15,066	9,991
Construction in progress	-	-
	585,774	402,461

Property, plant and equipment, net	$1,380,193	$1,215,154

Depreciation expense for the years ended December 31, 2006 and 2005 was $166,840 and $137,146, respectively.

NOTE 8 – CUSTOMER DEPOSITS, ACCRUED EXPENSES AND OTHER PAYABLES

Other payables consist of amounts owed by the Company to various entities that are incurred by the Company outside of the normal course of business operations and the VAT payable by the Company. These liabilities do not carry any interest rate and are paid within 12 months. Customer deposits consist of advance payments made by customers for the purchase of products from the Company.

Customer deposits, accrued expenses and other payables as of December 31, 2006 and 2005 are summarized as follows:

	2006	2005

Customer deposits	$672,018	$888,637
Accrued expenses	30,586	29,631
Other payables	1,705,858	483,428
Total	$2,408,462	$1,401,696

 NOTE 9 – SHORT-TERM BANK LOAN

The short-term bank loan is repaid in 2007.

Short-term loan is summarized as follows:

Due date	Interest rate per annum	2006

June 13, 2007	7.605%	$383,730

NOTE 10 - INCOME TAX

(a) Enterprise Income Tax ("EIT")

In accordance with the relevant tax laws and regulations of the PRC, the statutory corporate income tax rate is 33% in PRC for the year of 2006 and 2005.

The Company’s tax expense differs from the “expected” tax expense as follows:

	2006	2005

Computed “expected” tax expense	$839,163	$-
Permanent expenses	(832,453)	-
Income tax expense	$6,710	$-

The permanent difference represents the tax exemption enjoyed by the Company during the tax holiday given by the tax bureau.

The provision for income tax for the years ended December 31, 2006 and 2005 are summarized as follows:

	2006	2005

Current	$6,710	$-
Deferred	-	-
Total income tax expenses	$6,710	$-

(b) Value Added Tax ("VAT")

VAT is levied at 17% on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority, but may offset this tax liability from the VAT for the taxes that it has paid on eligible purchases. The VAT payable have been accrued and reflected as other payables in the accompanying balance sheets.

NOTE 11 - RELATED PARTY TRANSACTIONS

Due from related parties represented net advances from/(to) Fogang Guozhu Blowing Equipment Co. Limited and Fogang Guozhu Plastics Co. Limited as of December 31, 2006.

Due from a director represented advances to Mr. Wu Wen as of December 31, 2006. The amount is unsecured, interest-free and settled in 2007.

Due to a director represented advances from Mr. Wu Wen as of December 31, 2005 for the purposes of working capital. The amounts are unsecured, interest-free and repayable within 12 months.

NOTE 12 - CAPTIAL

The Company’s capital is $1,234,000.

HUTTION HOLDINGS CORPORATION
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

INDEX TO PRO-FORMA FINANCIAL STATEMENTS

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET, DECEMBER 31, 2005	F-53

UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005	F-54

NOTES TO UNAUDITED PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS	F-55

HUTTION HOLDINGS CORPORATION
UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2005

	Hutton Historical	China Valley Historical	Guozhu Holding Historical (*)	Pro forma Adjustment	Pro forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,101	$-	$260,990	$-	$266,091
Accounts receivable, net	-	-	876,578	-	876,578
Inventories	-	-	2,933,951	-	2,933,951
Prepaid expenses and other receivables	-	-	937,302	-	937,302
Amounts due from related parties	-	-	24,783	(24,783)	-
Amount due from a director	-	-	2	(2)	-
Total current assets	5,101	-	5,033,606	(24,785)	5,013,922
PROPERTY, PLANT & EQUIPMENT, NET	6,359	-	2,529,782	-	2,536,141
LAND USE RIGHT, NET	-	-	117,367	-	117,367
TOTAL ASSETS	$11,460	$-	$7,680,755	$(24,785)	$7,667,430

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$5,167	$-	$417,882	$-	$423,049
Accrued expenses and other payables	-	-	932,690	-	932,690
Amount due to a director	14,669	-	756,041	(24,785)	745,925
Customers deposits	-	-	1,750,734	-	1,750,734
Notes payable	-	-	-	-	-
Short term bank loans	-	-	-	-	-
Taxes payable	-	-	855,647	-	855,647
Total current liabilities	19,836	-	4,712,994	(24,785)	4,708,045

STOCKHOLDERS' EQUITY
Preferred stock	-	-	-	5,000 (1)	5,000
Common stock	25,521	-	1,853,271	(1,828,792) (2)	50,000
Additional paid in capital	(16,997)	-	904,957	1,797,940 (3)	2,685,900
Accumulated deficits	(16,900)	-	285,040	25,852 (4)	293,992
Other comprehensive income	-	-	(75,507)	-	(75,507)
TOTAL STOCKHOLDERS' EQUITY	(8,376)	-	2,967,761	-	2,959,385

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,460	$-	$7,680,755	$(24,785)	$7,667,430

HUTTION HOLDINGS CORPORATION
UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005

	Hutton Historical	China Valley Historical	Guozhu Holding Historical (*)	Pro forma Adjustment	Pro forma Combined

REVENUE	$341,774	$-	$12,103,396	$-	$12,445,170

COST OF SALES	189,530	-	8,849,820	-	9,039,350

GROSS MARGIN	152,244	-	3,253,576	-	3,405,820

EXPENSES
Sales and marketing	27,961	-	612,781	-	640,742
General and administrative	125,607	-	394,515	-	520,122
TOTAL EXPENSES	153,568	-	1,007,296	-	1,160,864

OPERATING LOSS / INCOME	(1,324)	-	2,246,280	-	2,244,956

OTHER INCOME	-	-	318,410	-	318,410

INTEREST INCOME / EXPENSES	(283)	-	(6,053)	-	(6,336)

LOSS / INCOME BEFORE TAXES	(1,607)	-	2,558,637	-	2,557,030

PROVISION FOR TAXATION	-	-	852,033	-	852,033

NET LOSS / INCOME	(1,607)	-	1,706,604	-	1,704,997

OTHER COMPREHENSIVE INCOME
Gain on Foreign Exchange Translation	-	-	52,508	-	52,508

COMPREHENSIVE LOSS / INCOME	$(1,607)	$-	$1,759,112	$-	$1,757,505

* Guozhu Holding historical includes the unaudited balance sheet and financials of the operations of Fogang Guozhu Plastics Co. Ltd., Fogang Guozhu Blowing Equipment Co. Ltd. and Fogang Guozhu Precision Mold Co. Ltd. in the reporting period

HUTTION HOLDINGS CORPORATION
NOTES TO PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1	BASIS OF PRESENTATION

The unaudited pro-forma consolidated financial statements include the accounts of Hutton Holdings Corporation (“HTTH” or the “Company”), China Valley Development Limited (“China Valley”), Guozhu Holdings Limited, Fogang Guozhu Plastics Company Limited, Guangdong Guozhu Precision Mold Company Limited, Excellent Fame Investments Limited and Fogang Guozhu Blowing Equipment Company Limited.

On August 26, 2007, the Company entered into and closed an Agreement for Share Exchange with China Valley, a British Virgin Island incorporated company, Cai Yingren and Wu Wen, the owners and shareholders of China Valley. The Company acquired 100% ownership of China Valley at a consideration of 29,750,000 shares of its common stock and 5,000,000 shares of its preferred stock. This business combination has been accounted for as a reverse merger with China Valley being the accounting acquirer.

China Valley acquired 100% ownership of Guozhu Holdings Limited, a Hong Kong registered company on August 24, 2007. Guozhu Holdings Limited owns 100% ownership of Fogang Guozhu Plastics Company Limited and Guangdong Guozhu Precision Mold Company Limited, both of which are registered in China. Also, through Excellent Fame Investments Limited, the Company’s wholly owned subsidiary registered in Hong Kong, the Company also owns 100% of Fogang Guozhu Blowing Equipment Company Limited, a Chinese registered company. This business combination has been accounted for as a reverse merger with Guozhu being the accounting acquirer. Immediately after the acquisition Guozhu changed its name to China Valley and then became the accounting acquirer in the August 26, 2007 business combination with Hutton Holdings, Inc.

Guozhu Holdings Limited acquired the companies indicated above in August of 2007 prior to its business combination with China Valley. Guozhu accounted for these acquisitions using the purchase method of accounting. The historical operations of the operating companies prior to the acqusition would not be carried forward in the accounting records of Guozhu. These pro forma financial statements have been prepared utilizing the assumptions that the historical operations of these operating companies would be combined with the historical operations of Hutton and China Valley.

The principle operations of Guangdong Guozhu Precision Mold Company Limited are the manufacturing and sale of precision mold and PVC products while the principle operations of Fogang Guozhu Blowing Equipment Company are the manufacturing and sale of blowing equipment and plastic production machinery.

NOTE 2	PRO FORMA FINANCIAL STATEMENTS

The accompanying unaudited pro forma combined financial statements are based upon the historical balance sheets and consolidated statements of operations of the Company, China Valley, Guozhu Holdings Limited and the subsidiaries of Guozhu Holdings Limited. The unaudited pro forma combined balance sheet has been prepared as if the acquisition occurred on December 31, 2005. The unaudited pro forma combined financial statements of operations for the year ended December 31, 2005 have been prepared as if the acquisition had occurred on January 1, 2005. The historical balance sheets and consolidated statements of operations of Guozhu Holdings Limited, Fogang Guozhu Plastics Company Limited, Guangdong Guozhu Precision Mold Company Limited, Excellent Fame Investments Limited and Fogang Guozhu Blowing Equipment Company Limited are combined into China Valley as if China Valley is the surviving corporate entity while Guozhu Holdings Limited, Fogang Guozhu Plastics Company Limited, Guangdong Guozhu Precision Mold Company Limited and Fogang Guozhu Blowing Equipment Company Limited are the accounting acquirers. The pro forma information may not be indicative of the results that actually would have occurred if the merger had been in effect from and on the dates indicated or which may be obtained in the future.

NOTE 3	CONSOLIDATING ENTRIES

The consolidating entries on the pro-forma consolidated balance sheet to eliminate investments in subsidiary accounts:

(1)	Increase in preferred stock as a result of issuing shares for merger
(2)
Net effect of increase in common stock as a result of issuing shares for merger, elimination of share capital of China Valley and cancellation of 5,271,000 by certain shareholders of the Company as a condition of the merger

(3)
Net effect of increase in paid up capital as a result of issuing shares for merger, reduction of paid up capital as a result of elimination of deficits of HTTH before merger and reduction of paid up capital as a result of cancellation of 5,271,000 by certain shareholders of the Company

(4)	Elimination of deficits of HTTH before merger and the excess of HTTH deficits over its paid in capital

HUTTION HOLDINGS CORPORATION
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

INDEX TO PRO-FORMA FINANCIAL STATEMENTS

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET, DECEMBER 31, 2006	F-57

UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006	F-58

NOTES TO UNAUDITED PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS	F-59

HUTTION HOLDINGS CORPORATION
UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2006

	Hutton Historical	China Valley Historical	Guozhu Holding Historical (*)	Pro forma Adjustment	Pro forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,241	$-	$483,837	$-	$497,078
Accounts receivable, net	-	-	2,327,692	-	2,327,692
Inventories	-	-	4,579,106	-	4,579,106
Prepaid expenses and other receivables	1,206	-	1,151,068	-	1,152,274
Amounts due from related parties	-	-	22,694	(14,969)	7,725
Amount due from a director	-	-	188,161	(188,161)	-
Total current assets	14,447	-	8,752,558	(203,130)	8,563,875
PROPERTY, PLANT & EQUIPMENT, NET	4,330	-	2,805,173	-	2,809,503
LAND USE RIGHT, NET	-	-	118,515	-	118,515
TOTAL ASSETS	$18,777	$-	$11,676,246	$(203,130)	$11,491,893

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$16,819	$-	$1,492,511	$-	$1,509,330
Accrued expenses and other payables	-	-	5,602,307	-	5,602,307
Amount due to a director	14,969	-	695,972	(203,130)	507,811
Customers deposits	-	-	2,109,612	-	2,109,612
Notes payable	4,317	-	102,328	-	106,645
Short term bank loans	-	-	383,730	-	383,730
Taxes payable	-	-	1,116,958	-	1,116,958
Total current liabilities	36,105	-	11,503,418	(203,130)	11,336,393

STOCKHOLDERS' EQUITY
Preferred stock	-	-	-	5,000 (1)	5,000
Common stock	25,521	-	1,853,271	(1,828,792) (2)	50,000
Additional paid in capital	(16,997)	-	904,957	1,797,940 (3)	2,685,900
Accumulated deficits	(25,852)	-	(2,700,439)	25,852 (4)	(2,700,439)
Other comprehensive income	-	-	115,039	-	115,039
TOTAL STOCKHOLDERS' EQUITY	(17,328)	-	172,828	-	155,500

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,777	$-	$11,676,246	$(203,130)	$11,491,893

HUTTION HOLDINGS CORPORATION
UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006

	Hutton Historical	China Valley Historical	Guozhu Holding Historical (*)	Pro forma Adjustment	Pro forma Combined

REVENUE	$311,039	$-	$25,787,621	$-	$26,098,660

COST OF SALES	148,452	-	18,500,817	-	18,649,269

GROSS MARGIN	162,587	-	7,286,804	-	7,449,391

EXPENSES
Sales and marketing	181,078	-	827,276	-	1,008,354
General and administrative	(9,450)	-	571,918	-	562,468
TOTAL EXPENSES	171,628	-	1,399,194	-	1,570,822

OPERATING LOSS / INCOME	(9,041)	-	5,887,610	-	5,878,569

OTHER INCOME	-	-	735,736	-	735,736

INTEREST INCOME / EXPENSES	89	-	(27,977)	-	(27,888)

LOSS / INCOME BEFORE TAXES	(8,952)	-	6,595,369	-	6,586,417

PROVISION FOR TAXATION	-	-	2,072,331	-	2,072,331

NET LOSS / INCOME	(8,952)	-	4,523,038	-	4,514,086

OTHER COMPREHENSIVE INCOME
Gain on Foreign Exchange Translation	-	-	190,546	-	190,546

COMPREHENSIVE LOSS / INCOME	$(8,952)	$-	$4,713,584	$-	$4,704,632

* Guozhu Holding historical includes the unaudited balance sheet and financials of the operations of Fogang Guozhu Plastics Co. Ltd., Fogang Guozhu Blowing Equipment Co. Ltd. and Fogang Guozhu Precision Mold Co. Ltd. in the reporting period

HUTTION HOLDINGS CORPORATION
NOTES TO PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1	BASIS OF PRESENTATION

The unaudited pro-forma consolidated financial statements include the accounts of Hutton Holdings Corporation (“HTTH” or the “Company”), China Valley Development Limited (“China Valley”), Guozhu Holdings Limited, Fogang Guozhu Plastics Company Limited, Guangdong Guozhu Precision Mold Company Limited, Excellent Fame Investments Limited and Fogang Guozhu Blowing Equipment Company Limited.

On August 26, 2007, the Company entered into and closed an Agreement for Share Exchange with China Valley, a British Virgin Island incorporated company, Cai Yingren and Wu Wen, the owners and shareholders of China Valley. The Company acquired 100% ownership of China Valley at a consideration of 29,750,000 shares of its common stock and 5,000,000 shares of its preferred stock. This business combination has been accounted for as a reverse merger with China Valley being the accounting acquirer.

China Valley acquired 100% ownership of Guozhu Holdings Limited, a Hong Kong registered company on August 24, 2007. Guozhu Holdings Limited owns 100% ownership of Fogang Guozhu Plastics Company Limited and Guangdong Guozhu Precision Mold Company Limited, both of which are registered in China. Also, through Excellent Fame Investments Limited, the Company’s wholly owned subsidiary registered in Hong Kong, the Company also owns 100% of Fogang Guozhu Blowing Equipment Company Limited, a Chinese registered company. This business combination has been accounted for as a reverse merger with Guozhu being the accounting acquirer. Immediately after the acquisition Guozhu changed its name to China Valley and then became the accounting acquirer in the August 26, 2007 business combination with Hutton Holdings, Inc.

Guozhu Holdings Limited acquired the companies indicated above in August of 2007 prior to its business combination with China Valley. Guozhu accounted for these acquisitions using the purchase method of accounting. The historical operations of the operating companies prior to the acqusition would not be carried forward in the accounting records of Guozhu. These pro forma financial statements have been prepared utilizing the assumptions that the historical operations of these operating companies would be combined with the historical operations of Hutton and China Valley.

The principle operations of Guangdong Guozhu Precision Mold Company Limited are the manufacturing and sale of precision mold and PVC products while the principle operations of Fogang Guozhu Blowing Equipment Company are the manufacturing and sale of blowing equipment and plastic production machinery.

NOTE 2	PRO FORMA FINANCIAL STATEMENTS

The accompanying unaudited pro forma combined financial statements are based upon the historical balance sheets and consolidated statements of operations of the Company, China Valley, Guozhu Holdings Limited and the subsidiaries of Guozhu Holdings Limited. The unaudited pro forma combined balance sheet has been prepared as if the acquisition occurred on December 31, 2006. The unaudited pro forma combined financial statements of operations for the year ended December 31, 2006 have been prepared as if the acquisition had occurred on January 1, 2006. The historical balance sheets and consolidated statements of operations of Guozhu Holdings Limited, Fogang Guozhu Plastics Company Limited, Guangdong Guozhu Precision Mold Company Limited, Excellent Fame Investments Limited and Fogang Guozhu Blowing Equipment Company Limited are combined into China Valley as if China Valley is the surviving corporate entity while Guozhu Holdings Limited, Fogang Guozhu Plastics Company Limited, Guangdong Guozhu Precision Mold Company Limited and Fogang Guozhu Blowing Equipment Company Limited are the accounting acquirers. The pro forma information may not be indicative of the results that actually would have occurred if the merger had been in effect from and on the dates indicated or which may be obtained in the future.

NOTE 3	CONSOLIDATING ENTRIES

The consolidating entries on the pro-forma consolidated balance sheet to eliminate investments in subsidiary accounts:

(1)	Increase in preferred stock as a result of issuing shares for merger
(2)
Net effect of increase in common stock as a result of issuing shares for merger, elimination of share capital of China Valley and cancellation of 5,271,000 by certain shareholders of the Company as a condition of the merger

(3)
Net effect of increase in paid up capital as a result of issuing shares for merger, reduction of paid up capital as a result of elimination of deficits of HTTH before merger and reduction of paid up capital as a result of cancellation of 5,271,000 by certain shareholders of the Company

(4)	Elimination of deficits of HTTH before merger and the excess of HTTH deficits over its paid in capital

HUTTION HOLDINGS CORPORATION
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

INDEX TO PRO-FORMA FINANCIAL STATEMENTS

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET, June 30, 2007	F-61

UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE PERIOD ENDED JUNE 30, 2007	F-62

UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE PERIOD ENDED JUNE 30, 2006	F-63

NOTES TO UNAUDITED PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS	F-64

HUTTION HOLDINGS CORPORATION
UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET
JUNE 30, 2007

	Hutton Historical	China Valley Historical	Guozhu Holding Historical (*)	Pro forma Adjustment		Pro forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$176	$-	$6,070,975	$-		$6,071,151
Accounts receivable, net	-	-	3,956,623	-		3,956,623
Inventories	-	-	5,999,142	-		5,999,142
Prepaid expenses and other receivables	1,206	-	2,314,948	-		2,316,154
Amounts due from related parties	-	-	8,761	(8,761)		-
Amount due from a director	-	-	991,657	(716,537)		275,120
Total current assets	1,382	-	19,342,106	(725,298)		18,618,190
PROPERTY, PLANT & EQUIPMENT, NET	3,120	-	2,879,081	-		2,882,201
LAND USE RIGHT, NET	-	-	197,110	-		197,110
TOTAL ASSETS	$4,502	$-	$22,418,297	$(725,298)		$21,697,501

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$240	$-	$2,311,681	$-		$2,311,921
Accrued expenses and other payables	-	-	6,832,825	-		6,832,825
Amount due to a director	-	-	725,298	(725,298)		-
Customers deposits	-	-	4,152,498	-		4,152,498
Notes payable	-	-	32,839	-		32,839
Short term bank loans	-	-	1,050,834	-		1,050,834
Taxes payable	-	-	2,315,998	-		2,315,998
Total current liabilities	240	-	17,421,973	(725,298)		16,696,915

STOCKHOLDERS' EQUITY
Preferred stock	-	-	-	5,000	(1)	5,000
Common stock	25,521	-	1,853,271	(1,828,792	) (2)	50,000
Additional paid in capital	(16,997)	-	904,957	1,819,530	(3)	2,707,490
Accumulated deficits	(4,262)	-	2,056,755	4,262	(4)	2,056,755
Other comprehensive income	-	-	181,341	-		181,341
TOTAL STOCKHOLDERS' EQUITY	4,262	-	4,996,324	-		5,000,586

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,502	$-	$22,418,297	$(725,298)		$21,697,501

HUTTION HOLDINGS CORPORATION
UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED JUNE 30, 2007

	Hutton Historical	China Valley Historical	Guozhu Holding Historical (*)	Pro forma Adjustment	Pro forma Combined

REVENUE	$29,072	$-	$17,105,531	$-	$17,134,573

COST OF SALES	19,760	-	10,687,909	-	10,707,669

GROSS MARGIN	9,282	-	6,417,622	-	6,426,904

EXPENSES
Sales and marketing	2,008	-	548,967	-	550,975
General and administrative	44,741	-	511,194	-	555,935
TOTAL EXPENSES	46,749	-	1,606,161	-	1,160,910

OPERATING LOSS / INCOME	(37,467)	-	5,357,461	-	5,319,994

OTHER INCOME	59,346	-	258,332	-	317,678

INTEREST INCOME / EXPENSES	(289)	-	(18,705)	-	(18,994)

LOSS / INCOME BEFORE TAXES	21,590	-	5,597,088	-	5,618,678

PROVISION FOR TAXATION	-	-	1,244,183	-	1,244,183

NET LOSS / INCOME	21,590	-	4,352,905	-	4,374,495

OTHER COMPREHENSIVE INCOME
Gain on Foreign Exchange Translation	-	-	66,302	-	66,302

COMPREHENSIVE LOSS / INCOME	$21,590	$-	$4,419,207	$-	$4,440,797

*
Guozhu Holding historical includes the unaudited financials of the operations of Fogang Guozhu Plastics Co. Ltd., Fogang Guozhu Blowing Equipment Co. Ltd. and Fogang Guozhu Precision Mold Co. Ltd. in the reporting period

HUTTION HOLDINGS CORPORATION
UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED JUNE 30, 2006

	Hutton Historical	China Valley Historical	Guozhu Holding Historical (*)	Pro forma Adjustment	Pro forma Combined

REVENUE	$188,528	$-	$13,197,486	$-	$13,386,014

COST OF SALES	77,849	-	7,995,380	-	8,073,229

GROSS MARGIN	110,679	-	5,202,106	-	5,312,785

EXPENSES
Sales and marketing	(13,050)	-	415,389	-	402,339
General and administrative	96,449	-	268,852	-	365,301
TOTAL EXPENSES	83,399	-	684,241	-	767,640

OPERATING LOSS / INCOME	27,280	-	4,517,865	-	4,545,145

OTHER INCOME	-	-	117,495	-	117,495

INTEREST INCOME / EXPENSES	243	-	-	-	243

LOSS / INCOME BEFORE TAXES	27,523	-	4,635,360	-	4,662,883

PROVISION FOR TAXATION	-	-	1,008,226	-	1,008,226

NET LOSS / INCOME	27,523	-	3,627,134	-	3,654,657

OTHER COMPREHENSIVE INCOME
Gain on Foreign Exchange Translation	-	-	45,922	-	45,922

COMPREHENSIVE LOSS / INCOME	$27,523	$-	$3,673,056	$-	$3,700,579

*
Guozhu Holding historical includes the unaudited financials of the operations of Fogang Guozhu Plastics Co. Ltd., Fogang Guozhu Blowing Equipment Co. Ltd. and Fogang Guozhu Precision Mold Co. Ltd. in the reporting period

HUTTION HOLDINGS CORPORATION
NOTES TO PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 BASIS OF PRESENTATION

The unaudited pro-forma consolidated financial statements include the accounts of Hutton Holdings Corporation (“HTTH” or the “Company”), China Valley Development Limited (“China Valley”), Guozhu Holdings Limited, Fogang Guozhu Plastics Company Limited, Guangdong Guozhu Precision Mold Company Limited, Excellent Fame Investments Limited and Fogang Guozhu Blowing Equipment Company Limited.

On August 26, 2007, the Company entered into and closed an Agreement for Share Exchange with China Valley, a British Virgin Island incorporated company, Cai Yingren and Wu Wen, the owners and shareholders of China Valley. The Company acquired 100% ownership of China Valley at a consideration of 29,750,000 shares of its common stock and 5,000,000 shares of its preferred stock. This business combination has been accounted for as a reverse merger with China Valley being the accounting acquirer.

China Valley acquired 100% ownership of Guozhu Holdings Limited, a Hong Kong registered company on August 24, 2007. Guozhu Holdings Limited owns 100% ownership of Fogang Guozhu Plastics Company Limited and Guangdong Guozhu Precision Mold Company Limited, both of which are registered in China. Also, through Excellent Fame Investments Limited, the Company’s wholly owned subsidiary registered in Hong Kong, the Company also owns 100% of Fogang Guozhu Blowing Equipment Company Limited, a Chinese registered company. This business combination has been accounted for as a reverse merger with Guozhu being the accounting acquirer. Immediately after the acquisition Guozhu changed its name to China Valley and then became the accounting acquirer in the August 26, 2007 business combination with Hutton Holdings, Inc.

Guozhu Holdings Limited acquired the companies indicated above in August of 2007 prior to its business combination with China Valley. Guozhu accounted for these acquisitions using the purchase method of accounting. The historical operations of the operating companies prior to the acqusition would not be carried forward in the accounting records of Guozhu. These pro forma financial statements have been prepared utilizing the assumptions that the historical operations of these operating companies would be combined with the historical operations of Hutton and China Valley.

The principle operations of Guangdong Guozhu Precision Mold Company Limited are the manufacturing and sale of precision mold and PVC products while the principle operations of Fogang Guozhu Blowing Equipment Company are the manufacturing and sale of blowing equipment and plastic production machinery.

NOTE 2 PRO FORMA FINANCIAL STATEMENTS

The accompanying unaudited pro forma combined financial statements are based upon the historical consolidated statements of operations of the Company, China Valley, Guozhu Holdings Limited and the subsidiaries of Guozhu Holdings Limited. The unaudited pro forma combined financial statements of operations for the period ended June 30, 2006 and 2007 have been prepared as if the acquisition had occurred on January 1, 2006 and 2007, respectively. The historical consolidated statements of operations of Guozhu Holdings Limited, Fogang Guozhu Plastics Company Limited, Guangdong Guozhu Precision Mold Company Limited, Excellent Fame Investments Limited and Fogang Guozhu Blowing Equipment Company Limited are combined into China Valley as if China Valley is the surviving corporate entity while Guozhu Holdings Limited, Fogang Guozhu Plastics Company Limited, Guangdong Guozhu Precision Mold Company Limited and Fogang Guozhu Blowing Equipment Company Limited are the accounting acquirers. The pro forma information may not be indicative of the results that actually would have occurred if the merger had been in effect from and on the dates indicated or which may be obtained in the future.

NOTE 3 CONSOLIDATING ENTRIES

The consolidating entries on the pro-forma consolidated balance sheet to eliminate investments in subsidiary accounts:

(1)	Increase in preferred stock as a result of issuing shares for merger
(2)
Net effect of increase in common stock as a result of issuing shares for merger, elimination of share capital of China Valley and cancellation of 5,271,000 by certain shareholders of the Company as a condition of the merger

(3)
Net effect of increase in paid up capital as a result of issuing shares for merger, reduction of paid up capital as a result of elimination of deficits of HTTH before merger and reduction of paid up capital as a result of cancellation of 5,271,000 by certain shareholders of the Company

(4)	Elimination of deficits of HTTH before merger and the excess of HTTH deficits over its paid in capital